STOCK ACQUISITION AGREEMENT

                           AND PLAN OF REORGANIZATION

                                       by
                                       and
                                      among

                               VAALCO ENERGY, INC.
                             a Delaware corporation
                                   ("Vaalco"),

                                       and

                             The 1818 Fund II, L.P.
                         a Delaware limited partnership
                                    ("Fund"),

                      covering all of the capital stock of

                                 1818 Oil Corp.
                             a Delaware corporation
                                 (the "Company")

                          Dated as of February 17, 1998

                                TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS.......................................................1
  Section 1.1   Definitions..................................................1
ARTICLE 2. EXCHANGE OF STOCK.................................................4
  Section 2.1   Acquisition of Stock.........................................4
  Section 2.2   Issuance of Shares...........................................4
ARTICLE 3. CLOSING...........................................................4
  Section 3.1   Closing Date, Time and Place.................................4
ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF VAALCO..........................4
  Section 4.1   Organization.................................................4
  Section 4.2   Affiliated Entities..........................................5
  Section 4.3   Capitalization...............................................5
  Section 4.4   Authority; Enforceable Agreements; Validity of
                Vaalco Shares................................................5
  Section 4.5   No Conflicts or Consents.....................................6
  Section 4.6   Corporate Documents, Stockholder Agreements and Board of
                Directors....................................................6
  Section 4.7   SEC Documents; Financial Statements; Liabilities.............7
  Section 4.8   Oil and Gas Properties.......................................7
  Section 4.9   Investment Company...........................................9
  Section 4.10  Public Utility Company.......................................9
  Section 4.11  Environmental and Safety Matters.............................9
  Section 4.12  Tax Matters.................................................10
  Section 4.13  Litigation..................................................11
  Section 4.14  Broker's and Finder's Fee...................................11
  Section 4.15  Absence of Sensitive Payments...............................11
  Section 4.16  Compliance with Law.........................................12
  Section 4.17  Contracts...................................................12
  Section 4.18  Employment Plans/Employment Agreements......................12
  Section 4.19  Absence of Certain Changes or Events........................14
  Section 4.20  Investment Experience.......................................14
  Section 4.21  Purchase for Own Account....................................14
  Section 4.22  Settlement Payments.........................................15
ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF FUND...........................15
  Section 5.1   Organization................................................15
  Section 5.2   Affiliated Entities.........................................15
  Section 5.3   Capitalization..............................................15
  Section 5.4   Seller Status...............................................16
  Section 5.5   Authority; Enforceable Agreements...........................16
  Section 5.6   No Conflicts or Consents....................................16
  Section 5.7   Corporate Documents, Stockholder Agreements and Board of
                Directors...................................................17
  Section 5.8   Financial Statements; Liabilities...........................17
  Section 5.9   Absence of Certain Changes or Events........................17
  Section 5.10  Investment Experience.......................................18
  Section 5.11  Purchase for Own Account....................................18
  Section 5.12  Hunt Overseas Exploration Company, L.P......................18
  Section 5.13  Employees...................................................19
  Section 5.14  Litigation..................................................19
  Section 5.15  Contracts...................................................19
  Section 5.16  Investment Company..........................................19
  Section 5.17  Public Utility Company......................................19
  Section 5.18  Environmental and Safety Matters............................19
  Section 5.19  Tax Matters.................................................20
  Section 5.20  Broker's and Finder's Fee...................................21
  Section 5.21  Absence of Sensitive Payments...............................21
  Section 5.22  Compliance with Law.........................................21
  Section 5.23  Employment Plans/Employment Agreements......................21
  Section 5.24  Hunt Representations........................................23
ARTICLE 6. COVENANTS........................................................23
  Section 6.1   Cooperation and Best Efforts................................23
  Section 6.2   Conduct of Business By Both Parties Prior to
                the Closing Date............................................23
  Section 6.3   Press Releases..............................................24
  Section 6.4   Access to Information and Confidentiality...................24
  Section 6.5   Hunt Arrangements...........................................25
  Section 6.6   Financial Statements........................................25
  Section 6.7   Certificates; Other Information.............................26
  Section 6.8   Preservation of Corporate Existence and Legally
                Available Funds.............................................26
  Section 6.9   Compliance with Organizational Documents....................27
  Section 6.10  Compliance with Laws........................................27
  Section 6.11  Notices.....................................................27
  Section 6.12  Reservation of Shares.......................................27
  Section 6.13  Inspection..................................................27
  Section 6.14  Registration and Listing....................................28
  Section 6.15  Registrations...............................................28
  Section 6.16  Contribution of Company Debt................................28
  Section 6.17  Private Placement Memorandum................................28
  Section 6.18  Directors and Officers Insurance............................29
ARTICLE 7. NEGATIVE COVENANTS...............................................29
  Section 7.1   Consolidation and Mergers...................................29
  Section 7.2   Transactions with Affiliates................................29
  Section 7.3   No Inconsistent Agreements..................................29
  Section 7.4   Fiscal Year.................................................30
  Section 7.5   Amendments to Certificate of Incorporation and By-Laws......30
  Section 7.6   Registration Rights.........................................30
ARTICLE 8. CLOSING CONDITIONS...............................................30
  Section 8.1   Conditions Applicable to All................................30
  Section 8.2   Conditions to Vaalco's Obligations..........................31
  Section 8.3   Conditions to Fund's Obligations............................32
  Section 8.4   Waiver of Conditions........................................34
  Section 8.5   Vaalco Deliveries...........................................34
  Section 8.6   Fund Deliveries.............................................34
ARTICLE 9. TERMINATION......................................................35
  Section 9.1   Termination of Agreement....................................35
  Section 9.2   Procedure for and Effect of Termination.....................35
  Section 9.3   Sole Remedy; Waiver.........................................35
ARTICLE 10. MISCELLANEOUS...................................................35
  Section 10.1  Notices.....................................................35
  Section 10.2  Governing Law...............................................36
  Section 10.3  Counterparts................................................36
  Section 10.4  Interpretation; Schedules...................................36
  Section 10.5  Entire Agreement; Severability..............................37
  Section 10.6  Amendment and Modification..................................37

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  Section 10.7  Binding Effect; Benefits...................................37
  Section 10.8  Assignability..............................................37
  Section 10.9  Expenses...................................................37
  Section 10.10 Gender and Certain Definitions.............................37
  Section 10.11 Survival of Representations and Warranties; Remedies.......37
  Section 10.12 Waiver of Jury Trial.......................................37

Certificate of Designation                                        Exhibit A
Registration Rights Agreement                                     Exhibit B
Amendments to By-Laws                                             Exhibit C
Agreements with Schneeflock                                       Exhibit D
Certificate of Incorporation and By-Laws of Vaalco                Exhibit E

                            STOCK PURCHASE AGREEMENT

      This AGREEMENT dated as of February 17, 1998, by and among Vaalco Energy, Inc., a Delaware corporation ("Vaalco"), and The 1818 Fund II, L.P., a Delaware limited partnership ("Fund"), and 1818 Oil Corp., a Delaware corporation (the "Company").

                                   WITNESSETH:

      WHEREAS, Vaalco desires to acquire all of the issued and outstanding capital stock of the Company pursuant to the terms and conditions hereof; and

      WHEREAS, Fund desires to transfer all of the capital stock of the Company to Vaalco in exchange for the Vaalco Shares (as defined herein) pursuant to a plan of reorganization under Sections 354 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended;

      NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties agree as follows:

                             ARTICLE 1. DEFINITIONS

      SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms when capitalized have the meanings indicated.

      "AFFILIATE" shall have the meaning ascribed by Rule 12b-2 promulgated under the Exchange Act.

      "AGREEMENT" shall mean this Agreement, including the Schedules and Exhibits hereto, all as amended or otherwise modified from time to time.

      "CERTIFICATE OF DESIGNATION" means the Certificate of Designation designating the rights, privileges and preferences of the Vaalco Shares, in the form attached hereto as Exhibit A.

      "CLOSING" shall have the meaning ascribed to it in Section 3.1.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      "COMPANY AUDITED FINANCIAL STATEMENTS" shall mean the audited balance sheets, and the related statements of earnings, stockholders' equity and cash flows, and the related notes thereto of Company as of and for the three months ended December 31, 1995 and the twelve months ended December 31, 1996.

      "COMPANY FINANCIAL STATEMENTS" shall mean the Company Audited Financial Statements and the Company Interim Financial Statements.

      "COMPANY INTERIM FINANCIAL STATEMENTS" shall mean the unaudited balance sheet, and the related unaudited statements of earnings and cash flows of the Company as of and for the nine months ended September 30, 1997.

      "COMPANY LATEST BALANCE SHEET" shall mean the balance sheet included in the Company Interim Financial Statements.

      "CONSOLIDATED NET WORTH" means, as of the date of determination with respect to any Person, the consolidated stockholders' equity of the Person and its consolidated subsidiaries, determined in accordance with generally accepted accounting principles.

      "CONTRACTUAL OBLIGATIONS" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

      "GOVERNMENTAL AUTHORITY" means the government of any nation, state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing (including, without limitation, a government controlled oil company).

      "HAZARDOUS MATERIALS" means those substances which are regulated by or form the basis of liability under Environmental Laws.

      "HOLDER" means the Fund and any subsequent direct or indirect transferee of the Vaalco Shares or Common Stock issued upon conversion of the Vaalco Shares, other than a transferee, (i) who has acquired the Vaalco Shares or the Common Stock issuable upon conversion of such Vaalco Shares that have been the subject of a distribution registered under the Securities Act or (ii) in the case of Common Stock issuable upon conversion of the Vaalco Shares, who has acquired such Common Stock after such stock has been the subject of a distribution to the public pursuant to Rule 144 under the Securities Act or otherwise distributed under circumstances not requiring a legend as described in
Section 2.2.

      "LIENS" shall mean pledges, liens, defects, leases, licenses, equities, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever.

      "MAJORITY HOLDERS" means Holders who own a majority of the shares of Vaalco Common Stock issued or issuable upon conversion of the Vaalco Shares.

      "MATERIAL ADVERSE CHANGE" is a change which had or would have a Material Adverse Effect.

      "MATERIAL ADVERSE EFFECT" shall mean with respect to any Person, a material adverse effect on the financial condition, results of operations, business or prospects of such Person and, in the case of Vaalco, its Consolidated Group taken as a whole.

      "PERSON" shall mean an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

      "PRE-CLOSING PERIODS" shall mean all Tax periods ending at or before the Closing and, with respect to any Tax period that includes but does not end at the Closing, the portion of such period that ends at and includes the Closing.

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement between Vaalco and the Fund, in the form attached as Exhibit B.

      "RETURNS" shall mean all returns, reports, estimates, declarations and statements of any nature regarding Taxes for any Pre-Closing Period required to be filed by the taxpayer relating to its income, properties or operations.

      "REQUIREMENTS OF LAW" means as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "SEC" means the U. S Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

      "SECURITIES ACT" means The Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

      "SOLVENT" means, with respect to any Person, that the fair saleable value of the assets and property of such Person is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature. In computing the amount of contingent or liquidated liabilities at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that is probable to become an absolute and matured liability.

      "TAXES" shall mean any federal, state, local, foreign or other taxes (including, without limitation, income, alternative minimum, franchise, property, sales, use, lease, excise, premium, payroll, wage, employment or withholding taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties and additions to tax).

      "VAALCO AUDITED FINANCIAL STATEMENTS" shall mean the audited balance sheets and related statements of income, stockholders' equity and cash flows, and the related notes thereto of the Vaalco Consolidated Group as of and for the three years December 31, 1996.

      "VAALCO CONSOLIDATED GROUP" shall mean Vaalco and any entity in which Vaalco owns an equity interest and which is consolidated with Vaalco under generally accepted accounting principles.

      "VAALCO FINANCIAL STATEMENTS" shall mean the Vaalco Audited Financial Statements and the Vaalco Interim Financial Statements, collectively.

      "VAALCO INTERIM FINANCIAL STATEMENTS" shall mean the unaudited balance sheet, and the related unaudited statements of income and cash flows of the Vaalco Consolidated Group as of and for the nine months ended September 30, 1997.

      "VAALCO LATEST BALANCE SHEET" shall mean the balance sheet of Vaalco included in the Vaalco Interim Financial Statements.

                          ARTICLE 2. EXCHANGE OF STOCK

      SECTION 2.1 ACQUISITION OF STOCK. Subject to the terms and conditions herein set forth, (i) Vaalco agrees that it will acquire, and the Fund agrees to transfer to Vaalco, 229 shares of the common stock, $.01 par value (the "Company Shares"), of the Company, and (ii) the Fund agrees to acquire shares (the "Vaalco Common Shares") of common stock of Vaalco, $0.10 par value ("Vaalco Common Stock") in an aggregate amount of $5,000,000. Upon payment for the Company Shares pursuant to Section 2.2 hereof, the Fund will deliver certificates representing the Company Shares, duly endorsed for transfer to Vaalco, free and clear of any Liens, other than any restrictions on transfer arising under federal and state securities laws which may constitute Liens.

      SECTION 2.2 ISSUANCE OF SHARES. The consideration for the Company Shares will be 10,000 shares of the preferred stock, $25.00 par value (the "Vaalco Preferred Shares" and, together with the Vaalco Common Shares, the "Vaalco Shares"), of Vaalco which shares will be validly issued, fully paid and non-assessable. The Vaalco Preferred Shares shall have the rights and preferences set forth herein and in the Certificate of Designation. The consideration for the Vaalco Common Shares payable by the Fund to Vaalco shall be a price per share equal to the lesser of the Placement Price (as hereinafter defined) and $2.50. The Vaalco Shares and any shares of common stock of Vaalco, $0.10 par value per share ("Vaalco Common Stock"), issued upon conversion of the Vaalco Preferred Shares will not be registered, and will bear a restrictive legend as follows:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH LAWS.

                               ARTICLE 3. CLOSING

      SECTION 3.1 CLOSING DATE, TIME AND PLACE. The closing of the transactions provided for in this Agreement ("Closing"), shall take place at 10:00 a.m. on March 11, 1998 at the offices of Butler & Binion, L.L.P., or at such other date, time and place as the parties hereto shall agree. At the Closing, the parties shall make the deliveries required by Article 8 hereof.

             ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF VAALCO

      Vaalco represents and warrants to Fund, as of the date hereof as follows:

      SECTION 4.1 ORGANIZATION. Vaalco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to carry on its business as now being conducted and to own its properties. Each other member of the Vaalco Consolidated Group is duly organized under the laws of the state of its organization and has all the requisite power and authority under the laws of such jurisdiction to carry on its business as now being conducted and to own its properties. Each member of the Vaalco Consolidated Group is duly qualified to do business and is in good standing in each state and foreign jurisdiction in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Vaalco.

      SECTION 4.2 AFFILIATED ENTITIES.

            (a) Schedule 4.2 lists each member of the Vaalco Consolidated Group. All shares of the outstanding capital stock or equity interests in each member of the Vaalco Consolidated Group have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights and, except as set forth in Schedule 4.2, are owned by Vaalco, by another member of the Vaalco Consolidated Group or by Vaalco and another member of the Vaalco Consolidated Group, free and clear of all Liens.

            (b) Except as listed on Schedule 4.2, Vaalco does not, directly or indirectly, own of record or beneficially, or has the right or obligation to acquire, any outstanding securities or other interest in any corporation, partnership, joint venture or other entity.

      SECTION 4.3 CAPITALIZATION. The authorized capital stock of Vaalco consists exclusively of 50,000,000 shares of Vaalco Common Stock, of which 15,566,527 shares are issued and outstanding and 5,395 shares are held in its treasury as of the date hereof, and 5,000,000 shares of preferred stock, $25.00 par value per share, none of which shares are outstanding as of the date hereof or held in its treasury. The Vaalco Shares to be issued at the Closing have been duly authorized and when issued will have been validly issued and fully paid and non-assessable and not subject to preemptive rights. All issued and outstanding shares of capital stock have been validly issued, are fully paid and non-assessable and were issued free of preemptive rights, in compliance with any rights of first refusal, and in compliance with all legal requirements. No share of capital stock of Vaalco has been, or may be required to be, reacquired by Vaalco for any reason or is, or may be required to be, issued by Vaalco for any reason, including, without limitation, by reason of any option, warrant, security or right convertible into or exchangeable for such shares, or any agreement to issue any of the foregoing, except for 3,075,000 of Vaalco Common Stock shares reserved for issuance pursuant to options described in Schedule 4.3 granted to the current and former employees of the Vaalco Consolidated Group named in Schedule 4.3.

      SECTION 4.4 AUTHORITY; ENFORCEABLE AGREEMENTS; VALIDITY OF VAALCO SHARES.

            (a) Vaalco has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions described herein. The execution and delivery of this Agreement by Vaalco and the consummation by Vaalco of the transactions described herein have been duly authorized by all necessary corporate action on the part of Vaalco.

            (b) This Agreement has been duly executed and delivered by Vaalco, and (assuming due execution and delivery by the other parties hereto) constitutes a valid and binding obligation of Vaalco, enforceable against Vaalco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and general principles of equity. The other agreements entered, or to be entered, into by Vaalco in connection with this Agreement have been, or will be, duly executed and delivered by Vaalco, and (assuming due execution and delivery by the other parties thereto) constitute, or will constitute, valid and binding obligations of Vaalco, enforceable against Vaalco in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and general principles of equity.

            (c) The Vaalco Shares have been duly authorized and, when issued as contemplated by this Agreement, will be fully paid and non-assessable, and will entitle the holder thereof to the rights and preferences set forth in the Certificate of Designation.

      SECTION 4.5  NO CONFLICTS OR CONSENTS.

            (a) Neither the execution, delivery or performance of this Agreement by Vaalco nor the consummation of the transactions contemplated hereby will (i) violate, conflict with, or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, or accelerate the performance required by, or result in the creation of any adverse claim against any of the properties or assets of any member of the Vaalco Consolidated Group under, (A) the certificates of incorporation, bylaws or any other organizational documents of any member of the Vaalco Consolidated Group, or (B) any note, bond, mortgage, indenture, deed of trust, lease, license, agreement, production sharing contract, concession or other instrument or obligation to which any member of the Vaalco Consolidated Group is a party, or by which any member of the Vaalco Consolidated Group or any of its assets are bound, or (ii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation of any governmental body to which any member of the Vaalco Consolidated Group is subject or by which any member of the Vaalco Consolidated Group or any of the assets of the foregoing are bound.

            (b) Except as set forth on Schedule 4.5(b), no consent, approval, order, permit or authorization of, or registration, declaration or filing with, any Person or of any Governmental Agency is required for the execution, delivery and performance by Vaalco of this Agreement and the covenants and transactions contemplated hereby or for the execution, delivery and performance by Vaalco of any other agreements entered, or to be entered, into by Vaalco in connection with this Agreement.

      SECTION 4.6 CORPORATE DOCUMENTS, STOCKHOLDER AGREEMENTS AND BOARD OF DIRECTORS. Vaalco has delivered to the Fund true and complete copies of its certificate of incorporation and bylaws, as amended or restated through the date of this Agreement. The minute books of each member of the Vaalco Consolidated Group contain reasonably complete and accurate records of all corporate actions of the equity owners of the various entities and of the boards of directors or other governing bodies, including committees of such boards or governing bodies. The stock transfer records of Vaalco are maintained by its transfer agent and registrar and, to the knowledge of Vaalco, contain complete and accurate records of all issuances and redemptions of stock by Vaalco. Except as set forth on Schedule 4.6, neither Vaalco nor, to the knowledge of Vaalco, any of its Affiliates, is a party to any agreement with respect to the capital stock of Vaalco other than this Agreement.

      SECTION 4.7  SEC DOCUMENTS; FINANCIAL STATEMENTS; LIABILITIES.

            (a) Except as disclosed to the Fund, since January 1, 1995, Vaalco has filed all reports, schedules, forms, statements and other documents required to be filed with the SEC (the "Vaalco SEC Documents"). The Vaalco SEC Documents, and any such reports, forms and documents filed by Vaalco with the SEC after the date hereof, as amended, complied, or will comply, as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Vaalco SEC Documents, and none of the Vaalco SEC Documents contained, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) The Vaalco Financial Statements included in the Vaalco SEC Documents have been audited by Deloitte & Touche, independent accountants (in the case of the Vaalco Audited Financial Statements) in accordance with generally accepted auditing standards, have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with prior periods, and present fairly the financial position of Vaalco at such dates and the results of operations and cash flows for the periods then ended, except, in the case of the Vaalco Interim Financial Statements, as permitted by Regulations S-B and S-X of the SEC. The Vaalco Interim Financial Statements reflect all adjustments (consisting only of normal, recurring adjustments) that are necessary for a fair statement of the results for the interim periods presented therein. Except as set forth on Schedule 4.7, there has not been any Material Adverse Change in the financial condition of Vaalco since December 31, 1996.

            (c) The Vaalco Latest Balance Sheet includes appropriate reserves for all Taxes and other liabilities incurred as of such date but not yet payable.

            (d) Since the date of the Vaalco Latest Balance Sheet, there has been no change that has had or is likely to have a Material Adverse Effect on Vaalco.

      SECTION 4.8  OIL AND GAS PROPERTIES.

            (a) Each member of the Vaalco Consolidated Group has good and marketable title to and is possessed of its oil and gas properties and has good title to all of its personal property including concessions, licenses, production sharing contracts, joint operating agreements, and gas contracts, free of any and all adverse claims, rights of others, liens, encumbrances, security interests, contracts, agreements, preferential purchase rights or other restrictions or limitations of any nature or kind except those which are Permitted Encumbrances as defined below. All proceeds from the sale of each member of the Vaalco Consolidated Group's share of the hydrocarbons being produced from its oil and gas properties are currently being paid in full to the Vaalco Consolidated Group by the purchasers thereof on a timely basis and none of such proceeds are currently being held in suspense by such purchaser or any other party. "Permitted Encumbrances" means:

      (i) the matters reflected in or otherwise disclosed by the provisions hereof, or the matters referred to therein;

      (ii)  liens for taxes not yet delinquent;

      (iii) mechanics' and materialmen's liens (and other similar liens), and liens under operating and similar agreements, to the extent the same relate to expenses incurred in the ordinary course of business and which are not yet due or are being withheld by law or the validity of which is being contested in good faith by appropriate action; .

      (iv) preferential purchase rights and third party consents and transfer restrictions entered into in the ordinary course of business which affect the transferability of interests in the oil and gas properties;

      (v) easements, rights-of-way, servitudes, exceptions, encroachments, reservations, restrictions, covenants, conditions or limitations which do not in the aggregate materially interfere with or impair the operation, value or use of the oil and gas properties affected thereby for the purposes for which they have been used by the Vaalco Consolidated Group in the ordinary course of its business;

      (vi) rights reserved to, or vested in, or any obligations or duties affecting any of the oil and gas properties, to any public or governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality by the terms of any permit;

      (vii) present or future zoning laws and ordinances;

      (viii) third party interests and division orders and sales contracts entered into in the ordinary course of business containing such terms and provisions as are typical and customary for the oil and gas industry covering oil, gas or associated liquid or gaseous hydrocarbons, reversionary interests, similar burdens and all contractually binding arrangements to which the oil and gas properties are subject which do not in the aggregate materially interfere or impair the operation, value or use of any of the oil and gas properties for the purposes for which they have been used by the Vaalco Consolidated Group in the ordinary course of its business;

      (ix) all other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities affecting the assets of the Vaalco Consolidated Group which individually or in the aggregate are not such as to interfere materially with the operation, value or use of any of the assets of the Vaalco Consolidated Group, do not prevent the Vaalco Consolidated Group from receiving the proceeds of production from any of the oil and gas properties;

      (x) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any asset of the Vaalco Consolidated Group in any manner, and all applicable laws, rules and orders of governmental authority, which do not in the aggregate materially interfere or impair the operation, value or use of any of the oil and gas properties for the purposes for which they have been used by the Vaalco Consolidated Group in the ordinary course of its business; and

      (xi) typical and customary agreements among owners of oil and gas interests relating to oil field operations and pipelines which do not in the aggregate materially interfere or impair the operation, value or use of any of the oil and gas properties for the purposes for which they have been used by the Vaalco Consolidated Group in the ordinary course of its business.

            (b) Vaalco has delivered to Fund a copy of the reserve report ("Reserve Report") dated as of January 1, 1997, prepared by Netherland, Sewell & Associates, Inc., independent reserve engineers ("Reserve Engineers") relating to the oil and gas reserves of the Vaalco Consolidated Group; provided that Reserves attributable to the properties described on Schedule 4.8(b) have been sold since the date of such Reserve Report. The factual information underlying the estimates of the reserves of the Vaalco Consolidated Group, which was supplied by the Vaalco to the Reserve Engineers for the purpose of preparing the Reserve Report, including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Vaalco Consolidated Group's ownership interests in properties, was true and correct in all material respects on the date of such Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Reserve Engineers were prepared in good faith and with a reasonable basis; the information provided to the Reserve Engineers for purposes of preparing the Reserve Reports were prepared in accordance with customary industry practices; each of the Reserve Engineers were, as of the date of any Reserve Report prepared by it, and are, as of the date hereof, independent petroleum engineers with respect to the Vaalco Consolidated Group; other than normal production of the reserves and intervening oil and gas price fluctuations, Vaalco is not as of the date hereof and as of the date of Closing will not be, aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Reserve Reports; estimates of such reserves and the present value of the future net cash flows therefrom in the Reserve Report comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Act;

      SECTION 4.9 INVESTMENT COMPANY. Neither Vaalco or any other member of the Vaalco Consolidated Group is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 4.10 PUBLIC UTILITY COMPANY. Neither Vaalco or any other member of the Vaalco Consolidated Group is a "public utility," a "holding company" or a subsidiary or "affiliate" of a public utility within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 4.11 ENVIRONMENTAL AND SAFETY MATTERS. Except as set forth on
Schedule 4.11 hereto and except for such of the following as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Vaalco Consolidated Group: (i) each member of the Vaalco Consolidated Group is in compliance with all applicable Environmental Laws; (ii) neither Vaalco nor any other member of the Vaalco Consolidated Group has received a notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), or any corrective, investigatory or remedial obligations, arising under applicable Environmental Laws with respect to its past or present operations or properties; (iii) Vaalco or another member of the Vaalco Consolidated Group has obtained, and is and has been in compliance with all terms and conditions of, all permits, licenses and other authorizations required pursuant to Environmental Laws for its occupation of the real property owned by the Vaalco Consolidated Group ("Owned Property") the property leased by the Vaalco Consolidated Group ("Leased Property") and the other assets and operations of the Vaalco Consolidated Group and the conduct of their business;
(iv) the transactions contemplated by this Agreement do not impose any obligations under Environmental Laws for the site investigation or cleanup or notification to or consent of any governmental agencies or third parties; and
(v) no member of the Vaalco Consolidated Group has any contingent liability which is material to the Vaalco Consolidated Group as a whole in connection with the release of any Hazardous Materials into the environment in violation of any Environmental Law. Vaalco has made available to the Fund true, complete and correct copies of all environmental reports, analyses, tests or monitoring in the possession of the Vaalco during the past two years pertaining to any Owned Property or Leased Property. As used in this Agreement, "ENVIRONMENTAL LAWS" shall mean all material federal, foreign, state or local statutes, laws, codes, rules, regulations, ordinances, orders, permits, licenses or requirements relating to public or employee health and safety, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss. 11001 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. ss. 300F et seq., and the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq. As used in this Agreement, "Hazardous Materials" means those substances which are regulated by or form the basis of liability under Environmental Laws.

      SECTION 4.12  TAX MATTERS.

            (a) Each of the following is true with respect to each member of the Vaalco Consolidated Group to the extent applicable to such member:

                  (i) all Returns have been or will be timely filed by each member of the Vaalco Consolidated Group when due in accordance with all applicable laws; all Taxes shown on the Returns have been or will be timely paid when due; the Returns have been properly completed in compliance with all applicable laws and regulations and completely and accurately reflect the facts regarding the income, expenses, properties, business and operations required to be shown thereon; the Returns are not subject to penalties under Section 6662 of the Code (or any corresponding provision of state, local or foreign tax law);

                  (ii) except as set forth on Schedule 4.12(a)(ii), each member of the Vaalco Consolidated Group has paid all Taxes required to be paid by it (whether or not shown on a Return) or for which it could be liable (provided that it shall not be considered a breach of this representation if it is ultimately determined that additional tax payments are due but such assessment is based on an adjustment to a return or position, if such member has a reasonable basis for the position taken with respect to such Taxes), whether to taxing authorities or to other persons under tax allocation agreements or otherwise, and the charges, accruals, and reserves for Taxes due, or accrued but not yet due, relating to its income, properties, transactions or operations for any Pre-Closing Period as reflected on its books (including, without limitation, the Vaalco's Latest Balance Sheet) are adequate to cover such Taxes;

                  (iii) there are no agreements or consents currently in effect for the extension or waiver of the time (A) to file any Return or (B) for assessment or collection of any taxes relating to the income, properties or operations of any member of the Vaalco Consolidated Group for any Pre-Closing Period, and no member the Vaalco Consolidated Group has been requested to enter into any such agreement or consent;

                  (iv) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of any member of the Vaalco Consolidated Group; and

                  (v) to the knowledge of Vaalco, each member of the Vaalco Consolidated Group has complied in all material respects with all applicable tax laws.

      SECTION 4.13 LITIGATION. Except as disclosed on Schedule 4.13, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of Vaalco, threatened before any court, any governmental agency or instrumentality or any arbitration panel, against or affecting any member of the Vaalco Consolidated Group. To the knowledge of Vaalco, no facts or circumstances exist that would be likely to result in the filing of any such action that would have a Material Adverse Effect on Vaalco. Except as disclosed on Schedule 4.13, no member of the Vaalco Consolidated Group is subject to any currently pending judgment, order or decree entered in any lawsuit or proceeding.

      SECTION 4.14 BROKER'S AND FINDER'S FEE. No agent, broker, Person or firm acting on behalf of Vaalco is or will be entitled to any commission or broker's or finder's fee from any member of the Vaalco Consolidated Group in connection with any of the transactions contemplated herein.

      SECTION 4.15 ABSENCE OF SENSITIVE PAYMENTS. No member of the Vaalco Consolidated Group or any Affiliate thereof or any officer or director of any of them acting alone or together, has performed any of the following acts: (i) the making of any contribution, payment, remuneration, gift or other form of economic benefit (a "Payment") to or for the private use of any governmental official, employee or agent where the Payment or the purpose of the Payment was illegal under the laws of the United States or the jurisdiction in which such payment was made, (ii) the establishment or maintenance of any unrecorded fund, asset or liability for any purpose or the making of any false or artificial entries on its books, (iii) the making of any Payment or the receipt of any Payment with the intention or understanding that any part of the Payment was to be used for any purpose other than that described in the documents supporting the Payment, or (iv) the giving of any Payment to, or the receipt of any Payment from, any person who was or could have been in a position to help or hinder the business of the Vaalco Consolidated Group (or assist any member of the Vaalco Consolidated Group in connection with any actual or proposed transaction) which
(A) would reasonably have been expected to subject any member of the Vaalco Consolidated Group to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, would have had a Material Adverse Effect on the Vaalco Consolidated Group or (C) if not continued in the future, would have a Material Adverse Effect on the Vaalco Consolidated Group.

      SECTION 4.16 COMPLIANCE WITH LAW. Except as set forth on Schedule 4.16 hereto, no member of the Vaalco Consolidated Group is in violation of any statute, law, ordinance, regulation, rule or order of any foreign, United States federal, or state or local Governmental Authority or any judgment, decree or order of any court, except where any such violation would not, individually or in the aggregate, have a Material Adverse Effect on the Vaalco Consolidated Group. Except as set forth on Schedule 4.16, each member of the Vaalco Consolidated Group has all permits, approvals, licenses and franchises from Governmental Authorities required to conduct its business as now being conducted, except for such permits, approvals, licenses and franchises the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on the Vaalco Consolidated Group.

      SECTION 4.17 CONTRACTS. (a) Schedule 4.17 sets forth, as of the date hereof, a list of all of the following material contracts and other agreements to which any member of the Vaalco Consolidated Group is a party or by which any of them or any material portion of their properties or assets are bound or subject (other than those set forth on any other Schedule): (i) contracts, severance agreements and other agreements with any current or former officer, director, employee, consultant, agent or other representative; (ii) contracts and other agreements with any labor union or association representing any employee of the Vaalco Consolidated Group; (iii) contracts, agreements or other agreements relating to the Vaalco Consolidated Group between any member of the Vaalco Consolidated Group, on the one hand, and any stockholder or any of his, her or its Affiliates on the other hand; (iv) joint venture agreements; (v) contracts and other agreements under which any member of the Vaalco Consolidated Group agrees to indemnify any party; (vi) contracts and other agreements relating to the borrowing of money; or (vii) any other material contract or other agreement whether or not made in the ordinary course of business. There have been delivered or made available to the Fund true and complete copies of all such contracts and other agreements set forth on Schedule 4.17.

            (b) All contracts, agreements and understandings set forth on
Schedule 4.17 are valid and binding and are in full force and effect and enforceable in accordance with their respective terms other than contracts, agreements or understandings which are by their terms no longer in force or effect. Except as set forth on Schedule 4.17 (or on another Schedule), (i) no approval or consent of, or notice to, any Person is needed in order that such contract, agreement or understanding shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement, and (ii) no member of the Vaalco Consolidated Group is in violation or breach of or default under any such contract, agreement or understanding nor to the knowledge of Vaalco is any other party to any such contract, agreement or understanding.

      SECTION 4.18  EMPLOYMENT PLANS/EMPLOYMENT AGREEMENTS

            (a) Schedule 4.18 contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, welfare benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of a member of the Vaalco Consolidated Group has any present or future right to benefits or under which a member of the Vaalco Consolidated Group has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Vaalco Plans".

            (b) With respect to each Vaalco Plan, Vaalco has delivered to the Fund a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications (or a description of any oral communications) by any member of the Vaalco Consolidated Group to its employees concerning the extent of the benefits provided under a Vaalco Plan; and (iv) for the three most recent ears (A) the Form 5500 and attached schedules, (B) audited financial statements, and (C) attorney's response to an auditor's request for information.

            (c) (i) Each Vaalco Plan has been established and administered in all material respects in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) each Vaalco Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and to the knowledge of Vaalco nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) for each Vaalco Plan that is a "welfare plan" within the meaning of ERISA section 3(1), no member of the Vaalco Consolidated Group has or will have any liability or obligation under any plan which provides medical or death benefits with respect to current or former employees of a member of the Vaalco Consolidated Group beyond their termination of employment (other than coverage mandated by law); (iv) to the knowledge of Vaalco no event has occurred and no condition exists that would subject any member of Vaalco Consolidated Group, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (v) for each Vaalco Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; and (vi) to the best knowledge of Vaalco, no non-exempt "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) has occurred with respect to any Vaalco Plan which has resulted to or could reasonably be expected to result in a Material Adverse Effect.

            (d) None of the Vaalco Plans is subject to Title IV of ERISA or is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

            (e) With respect to any Vaalco Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the best knowledge of Vaalco, threatened, which have resulted or could reasonably be expected to result in a Material Adverse Effect and (ii) to the best knowledge of Vaalco, no facts or circumstances exist that could give rise to any such actions, suits or claims.

            (f) No Vaalco Plan exists that could result in the payment to any present or former employee of a member of the Vaalco Consolidated Group or any money or other property or accelerate or provide any other rights or benefits to any present or former employee of a member of the Vaalco Consolidated Group as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code Section 280G.

      SECTION 4.19 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Vaalco Latest Balance Sheet, each member of the Vaalco Consolidated Group has conducted its business only in the ordinary course, and has not:

            (a) amended its certificate of incorporation, bylaws or similar organizational documents;

            (b) merged or consolidated with another entity (other than a subsidiary) or acquired or agreed to acquire any business or any corporation, partnership or other business organization, or sold, leased, transferred or otherwise disposed of any material portion of its assets except for fair value in the ordinary course of business;

            (c) suffered any damage, destruction or loss (whether or not covered by insurance) which has had or could have a Material Adverse Effect on the Vaalco Consolidated Group;

            (d) suffered the termination, suspension or revocation of any license or permit necessary for the operation of its business;

            (e) entered into any transaction other than on an arm's-length basis;

            (f) declared or paid any dividend or made any distribution with respect to any of its equity interests, or redeemed, purchased or otherwise acquired any of its equity interests, or issued, sold or granted any equity interests or any option, warrant or other right to purchase or acquire any such interest; or

            (g) agreed, whether or not in writing, to do any of the foregoing.

      SECTION   4.20   INVESTMENT   EXPERIENCE.   Vaalco  is  an   "accredited
investor" as defined in Rule 501(a) of the Securities Act.

      SECTION 4.21 PURCHASE FOR OWN ACCOUNT. The Company Shares to be acquired by Vaalco pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling the Company Shares or any part thereof in any transaction that would be violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of Vaalco at all times to sell or otherwise dispose of all or any part of the Company Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Vaalco's property being at all times within its control. If Vaalco should in the future decide to dispose of any of the Company Shares, Vaalco understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to the Company Shares. Vaalco agrees to the imprinting, so long as required by law, of a legend on the Company Shares as stated in Section 2.2 hereof.

      SECTION 4.22 SETTLEMENT PAYMENTS. Schedule 4.22 sets forth all amounts payable by any member of the Vaalco Consolidated Group to any Person in settlement of or otherwise in connection with any and all claims, actions, disputes or arbitration proceedings relating in any manner to Service Contract 14 in the Philippines including, without limitation, those claims and disputes relating to such Service Contract 14 described in the Quarterly Report on Form 10-QSB filed by Vaalco with the SEC on November 14, 1997.

      SECTION 4.23 VAALCO'S ASSETS. The assets of Vaalco and of its subsidiaries consist solely of (i) reserves of oil, rights to reserves of oil and associated exploration and production assets with a fair market value not exceeding $500 million and (ii) other assets with a fair market value not exceeding $15 million. For purposes of this Section 4.23, the term "associated exploration and production assets" shall have the meaning ascribed thereto in Section 802.3 of the Rules promulgated pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act").

              ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF FUND

      The Fund represents and warrant to Vaalco, as of the date hereof that, except as set forth in the Schedules numbered to correspond to the applicable representation or warranty:

      SECTION 5.1 ORGANIZATION. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to carry on its business as now being conducted and to own its properties. The Company is duly qualified to do business and is in good standing in each state and foreign jurisdiction in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company.

      SECTION 5.2 AFFILIATED ENTITIES. The Company has no subsidiaries. Except for the Hunt Interest (as defined herein), the Company does not, directly or indirectly, own of record or beneficially, or have the right or obligation to acquire, any outstanding securities or other interest in any corporation, partnership, joint venture or other entity.

      SECTION 5.3  CAPITALIZATION.

            (a) The authorized capital stock of the Company consists exclusively of 1,000 shares of common stock, of which only the Company Shares are outstanding as of the date hereof. All of such Company shares have been validly issued, are fully paid and nonassessable and were issued free of preemptive rights, in compliance with any rights of first refusal, and in compliance with all legal requirements. No share of capital stock of Company has been, or may be required to be, reacquired by Company for any reason or is, or may be required to be, issued by Company for any reason, including, without limitation, by reason of any option, warrant, security or right convertible into or exchangeable for such shares, or any agreement to issue any of the foregoing.

            (b) As of the Closing, the Fund shall own, free and clear of any Liens, the Company Shares and, upon delivery of and payment for such Company Shares as herein provided, the Fund will convey to Vaalco good and valid title thereto, free and clear of any Liens.

      SECTION 5.4 SELLER STATUS. The Fund is a limited partnership, duly organized and existing under the laws of the state of Delaware. The Fund has the power and authority to own and operate its properties and to conduct its business as now conducted, or proposed to be conducted.

      SECTION 5.5  AUTHORITY; ENFORCEABLE AGREEMENTS.

            (a) Each of Fund and the Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions described herein. The execution and delivery of this Agreement by the Company and Fund and the consummation by the Company and Fund of the transactions described herein have been duly authorized by all necessary corporate action on the part of the Company and Fund.

            (b) This Agreement has been duly executed and delivered by the Company and Fund, and (assuming due execution and delivery by the other parties thereto) constitutes a valid and binding obligation of Fund and the Company, enforceable against the Company and the Fund, as the case may be, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and general principles of equity. The other agreements entered, or to be entered, into by the Company and Fund in connection with this Agreement have been, or will be, duly executed and delivered by the Company and Fund, and (assuming due execution and delivery by the other parties thereto) constitute, or will constitute, valid and binding obligations of the Company and Fund, enforceable against the Company and the Fund, as the case may be, in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and general principles of equity.

      SECTION 5.6  NO CONFLICTS OR CONSENTS.

            (a) Neither the execution, delivery or performance of this Agreement by Fund or the Company nor the consummation of the transactions contemplated hereby will (i) violate, conflict with, or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, or accelerate the performance required by, or result in the creation of any adverse claim against any of the properties or assets of the Company under, (A) the certificate of incorporation or bylaws of the Company, or (B) any note, bond, mortgage, indenture, deed of trust, lease, license, agreement, concession, production sharing agreement or other instrument or obligation to which the Company, is a party, or by which the Company or any of its assets are bound, or
(ii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation of any Governmental Authority to which the Company is subject or by which the Company or any of its assets of the foregoing are bound.

            (b) Except with respect to filings which may be required under HSR Act and the consent of Hunt (as defined herein) to the transactions contemplated under this Agreement, no consent, approval, order, permit or authorization of, or registration, declaration or filing with, any Person or of any Governmental Authority is required for the execution, delivery and performance by the Company and Fund of this Agreement and the covenants and transactions contemplated hereby or for the execution, delivery and performance by the Company and Fund of any other agreements entered, or to be entered, into by the Company or Fund in connection with this Agreement.

      SECTION 5.7 CORPORATE DOCUMENTS, STOCKHOLDER AGREEMENTS AND BOARD OF DIRECTORS. Fund has delivered to Vaalco true and complete copies of the Company's certificate of incorporation and bylaws, as amended or restated through the date of this Agreement. The minute books of the Company contain reasonably complete and accurate records of all corporate actions of the equity owners of the Company and of the boards of directors of the Company, including committees of such board. The stock transfer records of the Company contain complete and accurate records of all issuances and redemptions of stock by Company. Except for subscription agreements listed in Schedule 5.7, neither the Company nor any of its Affiliates is a party to any agreement with respect to the capital stock of the Company other than this Agreement.

      SECTION 5.8  FINANCIAL STATEMENTS; LIABILITIES.

            (a) The Company Financial Statements attached hereto as Schedule 5.8 have been audited by certified public accountants in accordance with generally accepted auditing standards, have been prepared in accordance with United States generally accepted accounting principles and, except as disclosed therein, applied on a basis consistent with prior periods, and present fairly the financial position of the Company at such dates and the results of operations and cash flows for the periods then ended. The Company Interim Financial Statements reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair statement of the results for the interim periods presented therein. There has not been a Material Adverse Change in the financial condition of the Company since December 31, 1997.

            (b) The Company Latest Balance Sheet includes appropriate reserves for all Taxes and other liabilities incurred as of such date but not yet payable.

            (c) Since the date of the Company Latest Balance Sheet, there has been no change that has had or is likely to have a Material Adverse Effect on the Company.

            SECTION 5.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Company Latest Balance Sheet, the Company has conducted its business only in the ordinary course, and has not:

            (a) amended its certificate of incorporation, bylaws or similar organizational documents;

            (b) merged or consolidated with another entity (other than a subsidiary) or acquired or agreed to acquire any business or any corporation, partnership or other business organization, or sold, leased, transferred or otherwise disposed of any material portion of its assets except for fair value in the ordinary course of business;

            (c) suffered any damage, destruction or loss (whether or not covered by insurance) which has had or could have a Material Adverse Effect on the Company;

            (d) suffered the termination, suspension or revocation of any license or permit necessary for the operation of its business;

            (e) entered into any transaction other than on an arm's-length basis;

            (f) declared or paid any dividend or made any distribution with respect to any of its equity interests, or redeemed, purchased or otherwise acquired any of its equity interests, or issued, sold or granted any equity interests or any option, warrant or other right to purchase or acquire any such interest; or

            (g) agreed, whether or not in writing, to do any of the foregoing.

      SECTION  5.10  INVESTMENT   EXPERIENCE.   The  Fund  is  an  "accredited
investor" as defined in Rule 501(a) of the Securities Act.

      SECTION 5.11 PURCHASE FOR OWN ACCOUNT. The Vaalco Shares to be acquired by the Fund pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling the Vaalco Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of the Fund at all times to sell or otherwise dispose of all or any part of the Vaalco Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Fund's property being at all times within its control. If the Fund should in the future decide to dispose of any of the Vaalco Shares, the Fund understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to the Vaalco Shares. The Fund agrees to the imprinting, so long as required by law, of a legend on the Vaalco Shares as stated in Section 2.2 hereof.

      SECTION 5.12 HUNT OVERSEAS EXPLORATION COMPANY, L.P.

            (a) The Company owns a limited partner interest ("Hunt Interest") in Hunt Overseas Exploration Company, L.P. ("Hunt") free and clear of any Lien. Subject to the provisions of the Agreement of Partnership, the Hunt Interest entitles the Company to a 7.5% interest in the income, gain and revenue of Hunt. Hunt is a limited partnership, duly organized, existing and in good standing under the laws of the state of Delaware. The Company has delivered to Vaalco a copy of the Agreement of Partnership, and all amendments thereto, for Hunt. The sale and transfer of the Company Shares does not violate the terms and provisions of the Agreement of Partnership of Hunt.

            (b) Except for the Agreement of Partnership for Hunt and the Subscription Agreement for Limited Partner Interest in Hunt Overseas Exploration Company, L.P., dated as of September 13, 1995, executed by the Company and accepted by Hunt Overseas Operating Company, a Delaware corporation ("HOOC"), and Hunt pursuant to a Letter, dated as of September 13, 1995 from HOOC (for itself and as managing partner of Hunt) to the Company, the Company has no obligation, liability or responsibility with respect to Hunt.

      SECTION 5.13 EMPLOYEES. The Company does not have and has never had any employees.

      SECTION 5.14 LITIGATION. Except as listed on Schedule 5.14, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of the Company, threatened, before any court, any governmental agency or instrumentality or any arbitration panel, against or affecting the Company, and to the knowledge of the Company no facts or circumstances exist that would be likely to result in the filing of any such action that would have a Material Adverse Effect on the Company. The Company is not subject to any currently pending judgment, order or decree entered in any lawsuit or proceeding.

      SECTION 5.15 CONTRACTS. (a) Schedule 5.15 sets forth, as of the date hereof, a list of all of the following material contracts and other agreements to which the Company is a party or by which it or any material portion of its properties or assets are bound or subject (other than those set forth on any other Schedule): (i) contracts, severance agreements and other agreements with any current or former officer, director, employee, consultant, agent or other representative; (ii) contracts and other agreements with any labor union or association representing any employee of the Company; (iii) contracts, agreements or other agreements relating to the Company between the Company, on the one hand, and any stockholder or any of his, her or its Affiliates on the other hand; (iv) joint venture agreements; (v) contracts and other agreements under which the Company agrees to indemnify any party; (vi) contracts and other agreements relating to the borrowing of money; or (vii) any other material contract or other agreement whether or not made in the ordinary course of business. There have been delivered or made available to Vaalco true and complete copies of all such contracts and other agreements set forth on Schedule 5.15.

            (b) All contracts, agreements and understandings set forth on
Schedule 5.15 are valid and binding and are in full force and effect and enforceable in accordance with their respective terms other than contracts, agreements or understandings which are by their terms no longer in force or effect. Except as set forth on Schedule 5.15 (or on another Schedule), (i) no approval or consent of, or notice to, any Person is needed in order that such contract, agreement or understanding shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement, and (ii) the Company is not in violation or breach of or default under any such contract, agreement or understanding nor to the knowledge of the Fund is any other party to any such contract, agreement or understanding.

      SECTION 5.16 INVESTMENT COMPANY. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 5.17 PUBLIC UTILITY COMPANY. The Company is not a "public utility," a "holding company" or a subsidiary or "affiliate" of a public utility within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 5.18 ENVIRONMENTAL AND SAFETY MATTERS. Except as set forth on
Schedule 5.18 hereto and except for such of the following as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company: (i) the Company is in compliance with all applicable Environmental Laws; (ii) the Company has not received a notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), or any corrective, investigatory or remedial obligations, arising under applicable Environmental Laws with respect to its past or present operations or properties; (iii) the Company has obtained, and is and have been in compliance with all terms and conditions of, all permits, licenses and other authorizations required pursuant to Environmental Laws for its occupation of the real property owned by the Company ("Company Owned Property") the property leased by the Company ("Company Leased Property") and the other assets and operations of the Company and the conduct of its business; (iv) the transactions contemplated by this Agreement do not impose any obligations under Environmental Laws for the site investigation or cleanup or notification to or consent of any governmental agencies or third parties; and (v) the Company does not have any contingent liability which is material to the Company in connection with the release of any Hazardous Materials into the environment in violation of any Environmental Law. The Company has made available to Vaalco true, complete and correct copies of all environmental reports, analyses, tests or monitoring in the possession of the Company during the past two years pertaining to any Company Owned Property or Company Leased Property.

      SECTION 5.19  TAX MATTERS.

            (a) Each of the following is true with respect to the Company to the extent applicable:

                  (i) all Returns have been or will be timely filed by the Company when due in accordance with all applicable laws; all Taxes shown on the Returns have been or will be timely paid when due; the Returns have been properly completed in compliance with all applicable laws and regulations and completely and accurately reflect the facts regarding the income, expenses, properties, business and operations required to be shown thereon; the Returns are not subject to penalties under Section 6662 of the Code (or any corresponding provision of state, local or foreign tax law);

                  (ii) except as set forth on Schedule 5.19(a)(ii), the Company has paid all Taxes required to be paid by it (whether or not shown on a Return) or for which it could be liable (provided that it shall not be considered a breach of this representation if it is ultimately determined that additional tax payments are due but such assessment is based on an adjustment to a return or position, if such member has a reasonable basis for the position taken with respect to such Taxes), whether to taxing authorities or to other persons under tax allocation agreements or otherwise, and the charges, accruals, and reserves for Taxes due, or accrued but not yet due, relating to its income, properties, transactions or operations for any Pre-Closing Period as reflected on its books (including, without limitation, the Company's Latest Balance Sheet) are adequate to cover such Taxes;

                  (iii) there are no agreements or consents currently in effect for the extension or waiver of the time (A) to file any Return or (B) for assessment or collection of any taxes relating to the income, properties or operations of the Company for any Pre-Closing Period, and the Company has not been requested to enter into any such agreement or consent;

                  (iv) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company; and

                  (v) to the knowledge of the Fund, the Company has complied in all material respects with all applicable tax laws.

      SECTION 5.20 BROKER'S AND FINDER'S FEE. No agent, broker, Person or firm acting on behalf of the Fund or Company is or will be entitled to any commission or broker's or finder's fee from the Company in connection with any of the transactions contemplated herein.

      SECTION 5.21 ABSENCE OF SENSITIVE PAYMENTS. Neither the Company nor any Affiliate thereof nor any officer or director of any of them acting alone or together, has performed any of the following acts: (i) the making of any Payment to or for the private use of any governmental official, employee or agent where the Payment or the purpose of the Payment was illegal under the laws of the United States or the jurisdiction in which such payment was made, (ii) the establishment or maintenance of any unrecorded fund, asset or liability for any purpose or the making of any false or artificial entries on its books, (iii) the making of any Payment or the receipt of any Payment with the intention or understanding that any part of the Payment was to be used for any purpose other than that described in the documents supporting the Payment, or (iv) the giving of any Payment to, or the receipt of any Payment from, any person who was or could have been in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which
(A) would reasonably have been expected to subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, would have had a Material Adverse Effect on the Company or (C) if not continued in the future, would have a Material Adverse Effect on the Company.

      SECTION 5.22 COMPLIANCE WITH LAW. Except as set forth on Schedule 5.22 hereto, the Company is not in violation of any statute, law, ordinance, regulation, rule or order of any foreign, United States federal, or state or local Governmental Authority or any judgment, decree or order of any court, except where any such violation would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as set forth on Schedule 5.22, the Company has all permits, approvals, licenses and franchises from Governmental Authorities required to conduct its business as now being conducted, except for such permits, approvals, licenses and franchises the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

      SECTION 5.23  EMPLOYMENT PLANS/EMPLOYMENT AGREEMENTS.

            (a) Schedule 5.23 contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of ERISA, including, without limitation, multiemployer plans within the meaning of ERISA section 3.(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, welfare benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Company has any present or future right to benefits or under which the Company has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans."

            (b) With respect to each Company Plan, the Company has delivered to Vaalco a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications (or a description of any oral communications) by the Company to its employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the three most recent ears (A) the Form 5500 and attached schedules, (B) audited financial statements, (c) actuarial valuation reports and (D) attorney's response to an auditor's request for information.

            (c) (i) Each Company Plan has been established and administered in all material respects in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) for each Company Plan that is a "welfare plan" within the meaning of ERISA section 3(1), the Company has no or will not have any liability or obligation under any plan which provides medical or death benefits with respect to current or former employees of the Company beyond their termination of employment (other than coverage mandated by law); (iv) to the knowledge of the Company no event has occurred and no condition exists that would subject the Company, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (v) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; and (vi) to the knowledge of the Company no "reportable event" (as such term is defined in ERISA section 4043), "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code Section 412 (whether or not waived)) has occurred with respect to any Company Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (d) None of the Company Plans is subject to Title IV of ERISA or is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

            (e) With respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the best knowledge of the Company, threatened which have resulted or could reasonably be expected to result in a Material Adverse Effect, and (ii) to the best knowledge of the

Company, no facts or circumstances exist that could give rise to any such actions, suits or claims.

            (f) No Company Plan exists that could result in the payment to any present or former employee of the Company or any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code Section 280G.

      SECTION 5.24 HUNT REPRESENTATIONS. Except as expressly set forth in
Section 5.12, the Fund and the Company make no representation or warranty, either directly or indirectly or express or implied, as to any matters whatsoever with respect to Hunt or Hunt's operations and assets.

                              ARTICLE 6. COVENANTS

      SECTION 6.1 COOPERATION AND BEST EFFORTS. Each party shall cooperate with the other and use its reasonable efforts to (i) receive all necessary and appropriate consents of third parties to the transactions contemplated hereunder, (ii) satisfy all requirements prescribed by law for, and all conditions set forth in this Agreement to, the consummation of the transactions provided from here; PROVIDED, that no party shall be required to pay any amount of money in connection with its or any other parties obtaining any consent pursuant to clause (i) of this Section 6.1.

      SECTION 6.2 CONDUCT OF BUSINESS BY BOTH PARTIES PRIOR TO THE CLOSING DATE. During the period from the date of this Agreement to the Closing, the Company and Vaalco shall each use its reasonable best efforts to preserve the goodwill of suppliers, general partners, customers and others having business relations with them and to do nothing knowingly to impair their ability to keep and preserve their businesses as it exists on the date of this Agreement. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing each of the Company and Vaalco shall not, without the prior written consent of the other:

            (a) declare, set aside, increase or pay any dividend (including any stock dividends), or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase, or otherwise acquire, any shares of its capital stock or authorize the creation or issuance of, or issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable for its capital stock or effect any stock split or reverse stock split or other recapitalization.

            (b) amend its certificate of incorporation or by-laws otherwise than as contemplated by this Agreement;

            (c) pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, or any other voting securities or convertible securities;

            (d) commit or omit to do any act which act or omission would cause a breach of any covenant contained in this Agreement or would cause any representation or warranty contained in this Agreement to become untrue, as if each such representation and warranty were continuously made from and after the date hereof;

            (e) violate any applicable law, statute, rule, governmental regulation or order;

            (f) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed;

            (g) fail to pay, or to make adequate provision in all material respects for the payment of, all Taxes, interest payments and penalties due and payable (for all periods up to the date of Closing, including that portion of its fiscal year to and including the date of Closing) to any city, parish, county, state, the United States, foreign or any other taxing authority, except those being contested in good faith by appropriate proceedings and for which sufficient reserves have been established, or make any elections with respect to taxes;

            (h) make any material Tax election that is inconsistent with any corresponding election made on a prior return or settle or compromise any income Tax liability for an amount materially in excess of the liability therefor that is reflected on the Vaalco Financial Statements or the Company Financial Statements, as the case may be;

            (i) authorize any of, or agree or commit to do any of, the foregoing actions;

            (j) (i) increase the compensation or fringe benefits of any present or former director, officer or employee of any member of the Vaalco Consolidated Group (except for increases in salary or wages in the ordinary course of business consistent with past practice), (ii) grant any severance or termination pay to any present or former director, officer or employee of any member of the Vaalco Consolidated Group, (iii) loan or advance any money or other property to any present or former director, officer or employee of any member of the Vaalco Consolidated Group or (iv) establish, adopt, enter into, amend or terminate any Vaalco Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Vaalco Plan if it were in existence as of the date of this Agreement; or

            (k) consent to an amendment to the Hunt Partnership Agreement.

      SECTION 6.3 PRESS RELEASES. Fund and Vaalco will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to any transactions described in this Agreement, and shall not issue any such press releases or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to an agreement pursuant to which the Vaalco stock is listed or approved for trading.

      SECTION 6.4  ACCESS TO INFORMATION AND CONFIDENTIALITY.

            (a) Prior to the Closing Date, Vaalco shall afford to the Fund, and the Company shall afford to Vaalco and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours to their respective premises, books and records and will furnish to the other party (i) a copy of each report, schedule, registration statement and other documents filed by it during such period pursuant to the requirements of federal or state securities laws, and (ii) such other information with respect to its business and properties as such other party reasonably requests. The Company agrees to provide Vaalco prompt notice of any proposed amendment to the partnership agreement of Hunt upon becoming aware of such amendment.

            (b) Each of Vaalco and the Fund will, and will cause its officers, directors, employees, agents and representatives to, (i) hold in confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all nonpublic information concerning the other party furnished in connection with the transactions contemplated by this Agreement until such time as such information becomes publicly available (otherwise than through the wrongful act of such person),
(ii) not release or disclose such information to any other person, except in connection with this Agreement to its auditors, attorneys, financial advisors, other consultants and advisors, and (iii) not use such information for any competitive or other purpose other than with respect to its consideration and evaluation of the transactions contemplated by this Agreement. In the event of termination of this Agreement for any reason, Vaalco and the Fund will promptly return or destroy all documents containing nonpublic information so obtained from the other party and any copies made of such documents and any summaries, analyses or compilations made therefrom.

      SECTION 6.5 HUNT ARRANGEMENTS. Immediately prior to the Closing, the Company shall enter into the following agreements and instruments, each of which shall be satisfactory to Vaalco and the Fund: (i) a letter of credit arrangement in favor of Hunt in the amount of approximately $13.6 million (or such lesser amount as is equal to the Company's unfunded Committed Capital Contributions (as defined in the Agreement of Partnership of Hunt) as of the Closing Date) to provide for the funding after the Closing of the Company's commitment to Hunt with respect to the Hunt Interest, (ii) a letter of credit reimbursement and cash collateral agreement with the issuer of such letter of credit, which agreement shall provide for the reimbursement of such issuer for the amount of all drawings under such letter of credit from the cash collateral account established pursuant to such agreement, (iii) an agreement with Hunt, pursuant to which (x) Hunt releases the Fund and Brown Brothers Harriman & Co., a Delaware limited partnership ("BBH&Co."), from all obligations and liabilities under any agreements entered into by them in connection with the Hunt Interest,
(y) Hunt consents to the arrangements described in this Section 6.5 and (z) Hunt agrees that proceeds of the aforesaid letter of credit will be used as provided in the Agreement of Partnership for Hunt, or in the case the entire letter of credit is drawn pursuant to the terms thereof, invested as agreed by the parties; PROVIDED, that Vaalco shall bear all reasonable fees, costs and expenses incurred by any party to this Agreement in connection with the issuance of the letter of credit and letter of credit reimbursement and cash collateral agreement entered into pursuant to this Section 6.5. The aforesaid agreements and arrangements will be in form an substance satisfactory to the Company, Hunt and Vaalco.

      SECTION 6.6 FINANCIAL STATEMENTS. Vaalco shall deliver to the Holders, in form and substance reasonably satisfactory to the Majority Holders:

            (a) as soon as available, but not later than one hundred days after the end of each fiscal year of Vaalco, a copy of the audited consolidated balance sheet of Vaalco and its subsidiaries as of the end of such year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of Vaalco and its subsidiaries for such fiscal year and by the opinion of Deloitte & Touche (or any successor thereto) or another nationally recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with generally accepted accounting principles applied on a basis consistent, except as otherwise stated therein, with prior years; PROVIDED, HOWEVER, that the delivery of a copy of Vaalco's Annual Report on Form 10-K or 10-KSB filed pursuant to the Exchange Act shall satisfy the requirements of this
Section 6.6(a);

            (b) as soon as available and, in any event, within 45 days of each of the first three fiscal quarters of each year the unaudited consolidated balance sheet of Vaalco and its subsidiaries, and the related consolidated statements of income and cash flow for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of Vaalco; PROVIDED, HOWEVER, that the delivery of a copy of Vaalco's Quarterly Report filed pursuant to the Exchange Act shall satisfy the requirements of this Section 6.6(b);

            (c) as soon as available, and in any event, within 30 days of the end of each fiscal month, internally prepared monthly financial reports in form and substance reasonably satisfactory in the Fund; PROVIDED, HOWEVER, that Vaalco shall not be required to provide such monthly reports if Vaalco files reports pursuant to the Exchange Act;

            (d) budgets, documentation of material financial transactions, projections, operating reports, acquisition analyses, presentations to banks, financial institutions or potential investors, consultants' reports and such other financial and operating data of Vaalco and its subsidiaries as the Fund reasonably may request (any such information to be subject to the provisions of Section 6.13(b));

            (e) at any time when it is not subject to Section 13 or 15(d) of the Exchange Act, upon request, to the Fund and prospective purchasers of Vaalco Shares or Common Stock issued upon conversion of the Preferred Shares, information of the type that would satisfy the requirement of subsection
(d)(4)(i) of Rule 144A (or any similar successor provision) under the Securities Act; and

            (f) except as otherwise provided in Section 6.6(a) and (b), promptly after the same are filed, copies of all reports, statements and other documents filed with the Commission.

      SECTION 6.7 CERTIFICATES; OTHER INFORMATION. Vaalco shall furnish to the Fund concurrently with the delivery of the financial statements referred to in
Section 6.6(a) above, a certificate of Vaalco's Chief Financial Officer stating that, to the best of such officer's knowledge, there exists no default under or breach of Sections 6.6 through 6.14 and Article 7, except as specified in such certificates.

      SECTION 6.8 PRESERVATION OF CORPORATE EXISTENCE AND LEGALLY AVAILABLE FUNDS. Vaalco shall, and shall cause each of its subsidiaries to:

            (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its jurisdiction of incorporation or organization except as permitted by Section 7.1; and

            (b) preserve and maintain in full force and effect all material rights, privileges, qualifications, licenses and franchises necessary in the normal conduct of its business.

      SECTION 6.9 COMPLIANCE WITH ORGANIZATIONAL DOCUMENTS. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with its certificate of incorporation and by-laws or other organizational or governing documents.

      SECTION 6.10 COMPLIANCE WITH LAWS. Vaalco shall comply, and shall cause each subsidiary to comply, in all material respects with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over it or its business, except if such failure to comply would not have a Material Adverse Effect on the condition of Vaalco.

      SECTION 6.11 NOTICES. Upon knowledge of the Chief Executive Officer, the President or the Chief Financial Officer of Vaalco of the events described below, Vaalco shall give written notice within 10 days to the Fund upon (a) the occurrence of any default under, or breach of, any of the provisions of Sections
6.6 through 6.14 or Article 7; and (b) any (i) material default or event of default under any contractual obligation of Vaalco or any of its subsidiaries, or (ii) material dispute, litigation, investigation, proceeding or suspension which may exist at any time between Vaalco or any of its subsidiaries and any governmental authority. Each notice pursuant to this Section 6.11 shall be accompanied by a statement by the Chief Executive Officer, President or Chief Financial Officer of Vaalco setting forth details of the occurrence referred to therein, specifying the period of existence thereof and stating what action Vaalco proposes to take with respect thereto.

      SECTION 6.12 RESERVATION OF SHARES. Vaalco shall at all times reserve and keep available out of its authorized Vaalco Common Stock, solely for the purpose of issue or delivery upon conversion of all outstanding Vaalco Shares as provided in the Certificate of Designation, such number of shares of Vaalco Common Stock as shall then be issuable or deliverable upon the exercise of all outstanding Vaalco Preferred Shares. Such shares of Vaalco Common Stock shall, when issued or delivered in accordance with the terms of the Vaalco Preferred Shares, be duly and validly issued and fully paid and non-assessable. Vaalco shall issue the Vaalco Common Stock into which the Vaalco Preferred Shares are convertible upon the proper surrender of the Vaalco Preferred Shares in accordance with the provisions of the Certificate of Designation and shall otherwise comply with the terms thereof.

      SECTION 6.13      INSPECTION.

            (a) At any time, and from time to time after the Closing, Vaalco will permit, and will cause each of its subsidiaries to permit, representatives of the Fund to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to Vaalco.

            (b) Without limiting any obligations provided under any requirement of law, the Fund will maintain as confidential any information obtained from Vaalco (to the extent the Fund is advised by Vaalco that such information is confidential) pursuant to Section 6.13(a) or 6.6(d) (other than information which (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by the Fund or any of its representatives), (ii) is available to the Fund on a non-confidential basis from a source other than Vaalco or its subsidiaries, provided that such source was not known by the Fund to be bound by a confidentiality agreement with Vaalco or any of its subsidiaries, or (iii) has been independently developed by the Fund), and shall not disclose any information obtained from Vaalco pursuant to Section 6.13(a) or 6.6(d) and required to be maintained as confidential pursuant hereto, except (i) to BBH&Co. and their respective advisors, representatives, agents, partners and employees,
(ii) to its advisors, representatives, agents, partners (and their representatives and advisors) and employees, (iii) to any prospective transferee of the Vaalco Shares or shares of Common Stock issued upon the conversion of the Vaalco Shares or of an interest in the Fund or in a successor fund sponsored by BBH&Co. (iv) as may be required by law (including a court order, subpoena or other administrative order or process) or applicable regulations to which the Fund is or becomes subject, (v) in connection with any litigation arising out of or related to this Agreement, (vi) to the executive officers of Vaalco or any of its subsidiaries, or (vii) with the consent of Vaalco.

      SECTION 6.14 REGISTRATION AND LISTING. If the Vaalco Shares, or any shares of Common Stock required to be reserved for purposes of conversion of the Vaalco Preferred Shares as provided in the Certificate of Designation, require registration with or approval of any governmental authority under any federal or state or other applicable law before such Vaalco Shares or Common Stock may be issued or delivered upon conversion of the Vaalco Shares, Vaalco will in good faith and as expeditiously as possible endeavor to cause such Vaalco Shares or Common Stock to be duly registered or approved, as the case may be, unless such registration or approval is required solely because of a breach by a Holder of the Fund's representation contained in Sections 5.10 or 5.11 or in a any legend on the certificates representing the Vaalco Shares and the Common Stock issued upon conversion of the Vaalco Preferred Shares. In the event that, and so long as, the Common Stock is listed on the New York Stock Exchange ("NYSE") or quoted or listed on any other national securities exchange or Nasdaq Stock Market ("Nasdaq"), Vaalco will, if permitted by the rules of such system or exchange, quote or list and keep quoted or listed on such exchange or Nasdaq, upon official notice of issuance, all Common Stock issuable upon conversion of the Vaalco Preferred Shares.

      SECTION 6.15 RESIGNATIONS. Effective at the Closing, the Fund will cause each officer and director of the Company to submit their written resignation as an officer and/or director of the Company.

      SECTION 6.16 CONTRIBUTION OF COMPANY DEBT. Immediately prior to Closing, the Fund shall contribute to the Company all of the outstanding indebtedness of the Company it holds as of such date, including the Term Notes listed on
Schedule 5.15.

      SECTION 6.17 PRIVATE PLACEMENT MEMORANDUM. Vaalco shall deliver to the Fund the draft private placement memorandum with respect to the sale of Vaalco Common Stock contemplated by Section 8.3(1) hereof prior to the circulation of such memorandum in connection with such sale, and such memorandum shall be in form and substance reasonably satisfactory to the Fund.

      SECTION 6.18 DIRECTORS AND OFFICERS INSURANCE. Prior to the Closing Vaalco shall obtain an insurance policy for all directors and officers of Vaalco which is comparable to that of similarly situated companies and is satisfactory to the Fund.

                          ARTICLE 7. NEGATIVE COVENANTS

      SECTION 7.1 CONSOLIDATION AND MERGERS. Without the prior consent of the Majority Holders, Vaalco shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, merge or consolidate with or into any other Person except another subsidiary of Vaalco, except Vaalco may consolidate or merge with or into, or sell all or substantially all of its assets to, any Person if:

            (a) the corporation or partnership formed by such consolidation or surviving such merger or the Person which acquires all or substantially all of the assets of Vaalco shall be (after giving effect to such transaction) a Solvent corporation or partnership organized or formed, as the case may be, and existing under, the laws of the United States, any state thereof, or the District of Columbia and shall expressly assume in writing all of the obligations of Vaalco under this Agreement, the Vaalco Shares, the Certificate of Designation and the Registration Rights Agreement;

            (b) immediately after giving effect to such transaction, no default under, or breach of, any of the provisions of Sections 6.6 through 6.14 or this
Article 7;

            (c) the corporation or partnership formed by or surviving any such transaction or the Person that acquires all or substantially all of the assets of Vaalco shall have a Consolidated Net Worth at least equal to the Consolidated Net Worth of Vaalco immediately prior to such transaction; and

            (d) Vaalco shall have furnished to the Holders (i) an opinion of counsel addressing the matters (other than solvency) set forth in clause (a) above and (ii) the certificate of the Chief Financial Officer of Vaalco to the effect that such transaction has been consummated in compliance with the foregoing requirements; PROVIDED that nothing in this Section 7.1 shall affect the rights of the Holders under this Agreement, the Vaalco Shares, or the Registration Rights Agreement.

      SECTION 7.2 TRANSACTIONS WITH AFFILIATES. Without the prior consent of the Majority Holders, Vaalco shall not, and shall not permit any of its subsidiaries to, enter into any transaction or arrangement with any Affiliate of Vaalco or of any such subsidiary, except for transactions or arrangements between members of the Vaalco Consolidated Group.

      SECTION 7.3 NO INCONSISTENT AGREEMENTS. Without the prior consent of the Majority Holders, neither Vaalco nor any of its subsidiaries shall (a) enter into any loan or other agreement after the date hereof or (b) amend or modify any then existing loan or other agreement, which by its terms restricts or prohibits the ability of Vaalco to issue Common Stock upon conversion of the Vaalco Shares, in each case in accordance with the Certificate of Designation and this Agreement.

      SECTION 7.4 FISCAL YEAR. Neither Vaalco nor any of its subsidiaries shall change its fiscal year without the written consent of the Majority Holders.

      SECTION 7.5 AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BY-LAWS. Neither Vaalco nor any of its subsidiaries shall amend its certificate of incorporation or by-laws in a manner which would adversely effect the Holders in any material respect, without the written consent of the Majority Holders.

      SECTION 7.6 REGISTRATION RIGHTS. Vaalco shall not grant any Person demand registration rights without the written consent of the Majority Holders. Vaalco shall not grant any Person piggy-back registration rights that are inconsistent with the right granted to the Holders pursuant to the Registration Rights Agreement including, without limitation, any registration rights which would require a Holder to reduce the number of shares such Holder has requested to include in a registration statement pursuant to the terms of the Registration Rights Agreement.

                          ARTICLE 8. CLOSING CONDITIONS

      SECTION 8.1 CONDITIONS APPLICABLE TO ALL. The obligations of each of the parties hereto to effect the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

            (a) No action, suit, or proceeding before any court or governmental or regulatory authority will be pending, no investigation by any governmental or regulatory authority will have been commenced, and no action, suit or proceeding by any governmental or regulatory authority will have been threatened, against Vaalco, Fund or the Company or any of the principals, partners, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

            (b) If any filing is required under the HSR Act, the applicable waiting period (and any extension thereof) applicable to the transaction contemplated by this Agreement under the HSR Act shall have expired or been earlier terminated.

            (c) Vaalco shall have received from Jefferies & Co. an opinion dated not more than five days before Closing, satisfactory in form and substance to Vaalco, that the transaction provided for herein is fair to Vaalco and its stockholders from a financial point of view.

            (d) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or on Nasdaq's National Market; (ii) a suspension or material limitation in trading in Vaalco's securities on over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either federal or New York state authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or any other crisis or change in political, financial or economic conditions if the effect of any such event specified in Clause (i) through (iv) in the judgment of the Company or Vaalco makes it impracticable or inadvisable to proceed with the transaction contemplated by this Agreement.

            (e) The Fund shall have received (i) from Hunt, a consent with respect to the transactions contemplated hereunder, including entering into the letter of credit arrangement contemplated by Section 6.5 hereof and (ii) from Hunt and HOOC, a release of the Fund and BBH&Co. as of the Closing, from any and all of the Fund's and BBH&Co.'s obligations to Hunt and HOOC in connection with the Fund's ownership of the Hunt Interest, including, without limitation, the obligations of the Fund and BBH&Co. pursuant to (x) that certain Guaranty and Covenant Agreement, dated as of September 13, 1995, made by the Fund for the benefit of HOOC and Hunt and (y) that certain Parent Entity Subscription Agreement for Limited Partnership Interest in Hunt, dated September 13, 1995, executed by the Fund and delivered to Hunt.

      SECTION 8.2 CONDITIONS TO VAALCO'S OBLIGATIONS. The obligations of Vaalco to effect the transactions contemplated by this Agreement are also subject to the satisfaction or waiver of the following conditions at or prior to the
Closing:

            (a) The representations and warranties of the Fund in this Agreement or in any certificate delivered to Vaalco pursuant hereto as of the date hereof will be deemed to have been made again at and as of the date of Closing (without regard to any Schedule updates furnished by the Fund after the date hereof unless consented to by Vaalco) and will then be true and correct in all material respects, except to the extent any such representation or warranty is qualified by materiality or by reference to the term "Material Adverse Effect" in which case such representation or warranty shall be true and correct, and the Company and Fund will have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Fund or the Company prior to or on the date of Closing.

            (b) There shall not have occurred any event or circumstance resulting in a Material Adverse Effect with respect to the Company from the date of the Company's Latest Balance Sheet to the Closing.

            (c) All governmental and other third-party consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement, or to permit the continued operation of the business of Vaalco and the Company in substantially the same manner after the date of Closing as before, will have been received.

            (d) The receipt by Vaalco of a certificate executed by the general partner of Fund dated the Closing, certifying that the conditions specified in
Section 7.2(a) and (b) hereof have been fulfilled.

            (e) Fund will have delivered to Vaalco, each dated as of a date not earlier than five days prior to the date of Closing to the extent issued by such jurisdiction, (i) certificates from the appropriate governmental official to the effect that the Company and the Fund exist, and (ii) certificates as to the tax status of the Company in its jurisdiction of organization and each jurisdiction in which the Company is qualified to do business.

            (f) Vaalco shall have received from Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company and Fund, an opinion, dated as of the date of Closing, in form and substance reasonably satisfactory to Vaalco.

            (g) Vaalco shall have received a certificate, dated as of the Closing and signed by the Secretary or Assistant Secretary of the general partner of Fund, attaching a good standing certificate from the Delaware Secretary of State with respect to the Company and the Fund and certifying the truth and correctness of attached copies of the certificate of incorporation of the Company, and resolutions of the Board of Directors of the Company and the general partner of the Fund approving this Agreement and the transactions contemplated hereby.

            (h) All consents, waivers, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by the Fund and the Company or enforcement against the Fund of this Agreement shall have been obtained and shall be in full force and effect, and Vaalco shall have been furnished with appropriate evidence thereof.

            (i) No amendments to the certificate of incorporation or by-laws of the Company as in effect on the date hereof shall have been effected.

      SECTION 8.3 CONDITIONS TO FUND'S OBLIGATIONS. The obligations of Fund to effect the transactions contemplated by this Agreement are also subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

            (a) The representations and warranties of Vaalco in this Agreement or in any certificate delivered to Vaalco pursuant hereto as of the date hereof will be deemed to have been made again at and as of the date of Closing (without regard to any Schedule updates furnished by Vaalco after the date hereof unless consented to by Fund) and will then be true and correct in all material respects, except to the extent any such representation or warranty is qualified by materiality or by reference to the term "Material Adverse Effect" in which case such representation or warranty shall be true and correct, and Vaalco will have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Vaalco prior to or on the Closing.

            (b) There shall not have occurred any event or circumstance resulting in a Material Adverse Effect with respect to Vaalco from the date of the Vaalco's Audited Financial Statements to the date of Closing other than as described on a schedule to this Agreement.

            (c) All governmental and other third-party consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement will have been received.

            (d) The receipt by Fund of a certificate executed by the Chief Executive Officer of Vaalco dated the date of Closing, certifying that the conditions specified in Section 8.3(a) and (b) hereof have been fulfilled.

            (e) Vaalco will have delivered to Fund, each dated as of a date not earlier than five days prior to the date of Closing, a certificate from the state of Delaware to the effect that Vaalco is in good standing in such jurisdiction and listing all charter documents of Vaalco, and certificates as to the tax status of Vaalco in its jurisdiction of organization and each jurisdiction in which Vaalco is qualified to do business.

            (f) The receipt by Fund of opinions from (i) Butler & Binion, L.L.P., U.S counsel to Vaalco, and (ii) counsel to Vaalco in the Philippines, India and Gabon, dated as of the date of Closing, and in form and substance reasonably satisfactory to the Fund.

            (g) Vaalco's Board of Directors shall have taken such action as is necessary to appoint three additional members named by Fund to the Vaalco's Board of Directors, one to each class of directors, such appointment to be effective on the Closing Date and shall have adopted the amendments to the by-laws set forth in Exhibit C.

            (h) The Fund shall have received a certificate, dated the Closing and signed by the Secretary or Assistant Secretary of Vaalco, attaching a good standing certificate from the Delaware Secretary of State with respect to Vaalco and certifying the truth and correctness of attached copies of the certificate of incorporation and by-laws of Vaalco, and resolutions of the Board of Directors of Vaalco approving this Agreement and the transactions contemplated hereby.

            (i) The Certificate of Designation shall have been duly filed by Vaalco with the Secretary of State of the State of Delaware. The certificate of incorporation and by-laws of Vaalco shall be in the form attached as Exhibit E.

            (j) All consents, waivers, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by Vaalco or enforcement against Vaalco of this Agreement, the Vaalco Shares, the Certificate of Designation and the Registration Rights Agreement shall have been obtained and shall be in full force and effect, and the Fund shall have been furnished with appropriate evidence thereof.

            (k) Except for the Certificate of Designation and the amendments to by-laws set forth on Exhibit C, no amendments to the certificate of incorporation or by-laws of Vaalco as in effect on the date hereof shall have been effected.

            (l) Vaalco shall have arranged for the sale of Vaalco Common Stock simultaneously with (or prior to) the closing for an aggregate consideration in an amount not less than $5,000,000, with the closing of such sale to occur on the same date as (or prior to) the Closing and the proceeds of such sale to be transferred to Vaalco simultaneously with the closing of such sale; PROVIDED, that the sum of (x) the placement agent fees incurred in connection with such sale and (y) the amounts payable by Vaalco in respect of any and all related costs and expenses with respect to such sale (including, without limitation, the disbursements of the placement agent and all legal, accounting and printing expenses required to be paid by Vaalco) shall in no event be in excess of $1.1 million. The price per share (net of the placement agent fee) of the Vaalco Common Stock sold in connection with the fulfillment of the closing condition set forth in the foregoing sentence shall be referred to herein as the "Placement Price."

            (m) The employment agreements between Vaalco and the employees of Vaalco listed on Schedule 8.3(m) hereto shall be in full force and effect and the terms of such contracts shall be satisfactory to the Fund and such agreements shall have been amended, in a manner satisfactory to the Fund, to terminate on August 1, 1998.

            (n) Vaalco, Robert S. Schneeflock, Jr. and Paramount Petroleum Company shall have executed the agreements described in Exhibit D, on terms reasonably satisfactory to the Fund.

            (o) Vaalco shall have duly executed and delivered to the Fund the Registration Rights Agreement.

            (p) Coopers & Lybrand shall have completed a financial review of Vaalco's Philippine subsidiary which shall be in form and substance satisfactory to the Fund.

            (q) Vaalco shall have delivered to the Fund 1998 monthly budget projections for the business operations of Vaalco reasonably acceptable to the Fund.

            (r) The Fund shall have received such opinions as the Fund may require from its own counsel, including the Fund's counsel in India, the Phillippines and Gabon, in connection with Vaalco's business and operations and such opinions shall be in form and substance satisfactory to the Fund.

            (s) The Fund shall have received satisfactory evidence or confirmation from Vaalco regarding such matters as it shall require with respect to the business and operations of Vaalco Gabon (Etame) Inc. ("Vaalco Etame"), and Vaalco Energy (Gabon) Inc. ("Vaalco Gabon"), including, without limitation,
(i) Vaalco Etame's and Vaalco Gabon's participation interest in the Production Sharing Contract, dated July 7, 1995, by and among the Republic of Gabon ("Gabon"), Vaalco Etame, Vaalco Gabon and the other parties signatory thereto and (ii) Vaalco Etame's and Vaalco Gabon's receipt of all necessary governmental consents, authorizations, approvals, declarations and registrations which allow them to own such participation interest and to operate and conduct their business in Gabon.

      SECTION  8.4  WAIVER  OF   CONDITIONS.   Any   condition  to  a  party's
obligations hereunder may be waived by that party in writing.

      SECTION 8.5  VAALCO DELIVERIES.  At the Closing, Vaalco shall deliver:

            (a) Certificates representing the Vaalco Shares registered in the name of the Fund.

            (b) The certificate contemplated by Section 8.3(d).

            (c) The opinion of Butler & Binion, L.L.P. and other counsel contemplated by Section 8.3(f).

      SECTION 8.6  FUND DELIVERIES.  At the Closing, Fund shall deliver:

            (a) A certificate or certificates representing the Company Shares duly endorsed for transfer to Vaalco or accompanied by a stock power duly executed for transfer to Vaalco;

            (b)   The certificate contemplated by Section 8.2(d);

            (c) The opinion of Paul, Weiss, Rifkind, Wharton & Garrison contemplated by Section 8.2(b).

            (d)   All books and records and ledgers of the Company;

            (e) The resignations contemplated by Section 6.15.

                             ARTICLE 9. TERMINATION

      SECTION  9.1   TERMINATION   OF   AGREEMENT.   This   Agreement  may  be
terminated only as provided below:

            (a) The Fund, the Company and Vaalco may terminate this Agreement by mutual written consent at any time prior to Closing;

            (b) The Fund, the Company and Vaalco may terminate this agreement
(i) if a court of competent jurisdiction or other Governmental Authority shall have issued an order, judgment, injunction or decree (collectively an "Order") or taken any other action permanently restraining, enjoining or otherwise prohibiting the transaction contemplated hereunder and such Order or other action shall have become final and nonappealable or (ii) if the closing shall not have occurred on or before March 31, 1998;

      SECTION 9.2 PROCEDURE FOR AND EFFECT OF TERMINATION. In the event that this Agreement is terminated by the Fund or the Company, on the one hand, or by Vaalco, on the other hand, pursuant to Section 9.1(b) hereof, written notice of such termination and abandonment shall forthwith be given to the other parties and this Agreement shall terminate without any further action. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party under the terms of this Agreement except that the provisions of Section 6.3, 6.4(b), 9.3, this Section 9.2 and Article 10 shall survive the termination of this Agreement.

      SECTION 9.3 SOLE REMEDY; WAIVER. Each of the Fund, the Company and Vaalco hereby agree that the sole remedy for the breach of any representation, warranty, covenant or agreement contained in this Agreement, the failure of any of the conditions contained in Section 8 hereof to be fulfilled or the termination of this Agreement for any other reason whatsoever shall be to not close the transactions contemplated under this Agreement. In furtherance of the foregoing, each of the Fund, the Company and Vaalco hereby waive, as of the date hereof, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than tort claims of, or causes of action arising from, fraudulent misrepresentation or deceit) it may have against the Fund, the Company and Vaalco, respectively, relating to the subject matter of this Agreement and the other agreements contemplated hereby arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise.

                            ARTICLE 10. MISCELLANEOUS

      SECTION 10.1 NOTICES. All notices hereunder must be in writing and will be deemed to have been duly given upon receipt of hand delivery; certified or registered mail, return receipt requested; or telecopy transmission with confirmation of receipt:

            (a)   If to Vaalco:     Vaalco Energy, Inc.
                                    4600 Post Oak Place, Suite 309
                                    Houston, Texas  77027
                                    Attn:  Robert L. Gerry III,
                                    Chief Executive Officer

            (b)   If to Fund:       c/o Brown Brothers Harriman & Co.
                                    59 Wall Street
                                    New York, New York  10005
                                    Attn:  Walter W. Grist

Such names and addresses may be changed by written notice to each person listed above.

      SECTION 10.2 GOVERNING LAW. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The Fund, the Company and Vaalco agree that the courts of the State of New York located in New York City and the courts of the United States of America for the Southern District of New York shall have exclusive jurisdiction in any legal action or proceedings with respect to this Agreement and any transaction contemplated hereby.

      SECTION 10.3 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

      SECTION 10.4  INTERPRETATION; SCHEDULES.

            (a) When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            (b) The information set forth in the Schedules to this Agreement is qualified in its entirety by reference to the specific provisions of this Agreement, and is not intended to constitute, and shall not be construed as constituting, separate representations or warranties of the party to which such Schedules relate except as and to the extent provided in this Agreement. Inclusion of information in the Schedules shall not be construed as an admission that such information is material for purposes of the specific provisions of this Agreement to which such information relates. Information included in the Schedules that is not required to be so included under the specific provisions of this Agreement shall be deemed to be included for informational purposes only and information of a similar nature need not be included, at the discretion of the party providing such information. Any information disclosed by a party in any Schedule shall be deemed to be disclosed in all the Schedules of such party and for all purposes under this Agreement to the extent the specific provisions of this Agreement require such disclosure.

      SECTION 10.5  ENTIRE AGREEMENT; SEVERABILITY.

            (a) This Agreement, including the Exhibits and Schedules hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the parties with respect to such subject matter.

            (b) If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, it is the parties' intention that such determination will not be held to affect the validity or enforceability of any other provision of this Agreement, which provisions will otherwise remain in full force and effect.

      SECTION  10.6  AMENDMENT  AND   MODIFICATION.   This  Agreement  may  be
amended or modified only by written agreement of the parties hereto.

      SECTION 10.7 BINDING EFFECT; BENEFITS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      SECTION 10.8 ASSIGNABILITY. This Agreement is not assignable by any party hereto without the prior written consent of the other parties.

      SECTION 10.9 EXPENSES. Each of the parties hereto shall pay all of its own expenses relating to the transactions contemplated by this Agreement, including without limitation the fees and expenses of its own financial, legal and tax advisors.

      SECTION 10.10 GENDER AND CERTAIN DEFINITIONS. All words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

      SECTION 10.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; REMEDIES. The representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall not survive the Closing hereunder.

      SECTION 10.12 WAIVER OF JURY TRIAL. EACH OF THE FUND, THE COMPANY AND VAALCO ACKNOWLEDGES THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO JURY TRIAL IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                                        VAALCO ENERGY, INC.


                                        By:/S/ ROBERT L. GERRY III
                                           -----------------------
                                           Robert L. Gerry III,
                                           Chief Executive Officer




                                        THE 1818 FUND II, L.P.
                                        By:  Brown Brothers Harriman & Co.,
                                        general partner


                                       By:/s/ T. Michael Long
                                          -------------------
                                          Name:  T. Michael Long
                                          Title: Partner


                                        1818 OIL CORP.


                                       By:/s/ T. Michael Long
                                          -------------------
                                          Name:  T. Michael Long
                                          Title: Vice President